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                                                                    Exhibit 5.1

              [Letterhead of Heller Ehrman White & McAuliffe LLP]

June 18, 2002

Virage Logic Corporation
46501 Landing Parkway
Fremont, CA 94538

RE:     REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        This opinion is furnished to Virage Logic Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed sale by the Company of up to 421,355 shares (the "Shares") of common stock, par value $0.001 (the "Common Stock"), issuable by the Company under the In-Chip Systems, Inc. 2001 Incentive and Non-Statutory Stock Option Plan (the "Plan").

        We have based our opinion upon our review of the following records, documents, instruments and certificates:

        1. The Amended and Restated Certificate of Incorporation of the Company, as amended to date (the "Certificate"), certified by the Delaware Secretary of State as of June 10, 2002, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        2. The Bylaws of the Company (the "Bylaws") certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        3. A certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and of actions of the Board of Directors and stockholders relating to the adoption of the Plan and the reservation of the Shares for issuance pursuant to the Plan; and (ii) certifying as to certain factual matters;

        4. The Plan;

        5. The Registration Statement; and

        6. Information provided by the Company's transfer agent as to the number of shares of Common Stock outstanding as of June 17, 2002.

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        In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies. This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

        Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable under the Plan may be adjusted automatically, as set forth in the terms of the Plan, such that the number of such shares, as so adjusted, may exceed the number of Company's remaining authorized, but unissued shares of Common Stock following such adjustment.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plan, (iii) the Company receives the full consideration for the Shares as stated in the Plan,
(iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Common Stock, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the Plan will be validly issued, fully paid and non-assessable.

        We hereby consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement and to the filing of this opinion as an exhibit to, and to the use of this opinion in connection with, the Registration Statement.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                        Very truly yours,

                                        /s/ Heller Ehrman White & McAuliffe LLP